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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated February 14, 2000) pertaining to the Amended and Restated 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Director Option Plan of XCare.net, Inc., of our report dated June 22, 2001, with respect to the financial statements of Confer Software, Inc. included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on
July 31, 2001.


                                          /s/ Ernst & Young, LLP

Denver, Colorado
July 27, 2001